Exhibit 99.1

Contacts:	News Media	Investor Relations
	Paul Fitzhenry	Antonella Franzen
	609-720-4261	609-720-4665

TYCO INTERNATIONAL ANNOUNCES FILING OF FORM 10 REGISTRATION STATEMENT FOR PLANNED SPIN-OFF OF ELECTRICAL & METAL PRODUCTS BUSINESS

SCHAFFHAUSEN, Switzerland, September 13, 2010 — Tyco International Ltd. (NYSE: TYC) today announced the filing of an initial Form 10 Registration Statement with the U.S. Securities & Exchange Commission (SEC) in connection with the company’s previously-announced plan to pursue a spin-off of its Electrical & Metal Products business.

“The filing of the Form 10 Registration Statement is an important step in the process of establishing Electrical & Metal Products as a new, stand-alone company with its own strategic focus and priorities,” said Ed Breen, Chairman and Chief Executive Officer of Tyco. “We believe that the business is well-positioned for success as an independent company.”

Tyco has established a new, wholly-owned subsidiary, Allied Holdings US, Inc. (“Allied”), which filed today’s Form 10 Registration Statement. Tyco intends to spin-off Allied through a tax-free distribution of shares to Tyco shareholders. Following the transaction, which is expected to be completed in the first half of fiscal 2011, Allied will be an independent, publicly-traded U.S. company headquartered in Harvey, Illinois.

The spin-off is subject to a number of conditions including completion of a review process by the SEC, final approval by Tyco’s Board of Directors and approval by Tyco’s shareholders.

The Electrical & Metal Products business designs, manufactures and sells galvanized steel tubes and pipes, electrical conduit, armored wire and cable, metal framing systems and building components. The business serves a wide range of construction, electrical, fire, security, and mechanical applications and generated revenue of $1.4 billion in fiscal 2009.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. (NYSE: TYC) is a diversified, global company that provides vital products and services to customers around the world.  Tyco is a leading provider of security products and services, fire protection and detection products and services, valves and controls, and other industrial products.  Tyco had 2009 revenue of approximately $17 billion and has more than 100,000 employees worldwide.  More information on Tyco can be found at www.tyco.com.

IMPORTANT ADDITIONAL INFORMATION

This communication does not constitute a solicitation of any vote or approval. Certain matters related to the proposed spin-off will be submitted to Tyco shareholders for their consideration. In connection with the proposed spin-off, in addition to the Registration Statement on Form 10, Tyco will file with the SEC a proxy statement, the definitive version of which will be mailed to Tyco shareholders.  TYCO SHAREHOLDERS ARE URGED TO READ THE FORM 10 AND DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED SPIN-OFF.

Tyco and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the special general meeting of Tyco shareholders to be held to approve matters related to the spin-off.  Information regarding Tyco’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended September 25, 2009, filed with the SEC on November 17, 2009, and its proxy statement for its 2010 annual meeting of shareholders, filed with the SEC on January 15, 2010.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed with the SEC.  Tyco shareholders may obtain free copies of the Form 10 registration statement and the proxy statement and other documents filed with the SEC (when available) by Tyco through the web site maintained by the SEC at www.sec.gov. Free copies of the Form 10 registration statement and the proxy statement and other documents filed with the SEC (when available) can also be obtained by directing a request to Investor Relations Department, Tyco International Management Company, LLC, 9 Roszel Road, Princeton, New Jersey 08540, or at Tyco’s Investor Relations website at http://investors.tyco.com, under the heading “Investor Relations” and then under the heading “SEC Filings”.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the form and timing of any transaction to spin-off the Electrical and Metal Products business. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or actions taken by the Company to differ materially from anticipated results, performance or actions. All statements contained herein and in accompanying conference calls or webcasts that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release and accompanying conference calls generally include, but are not limited to, statements addressing Tyco’s future financial condition and operating results, as well as its portfolio refinement activities. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Further, there can be no assurance as to the timing of the contemplated spin-off, whether it will ultimately be structured as a spin-off, or whether it will be completed.  Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 25, 2009 and in the interim reports filed on Form 10-Q for subsequent quarterly periods.

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